
                Steel  Dreams  TV
                 Balance  Sheet
          As  of  November  13,  2003


                                         Nov 13, 03
                                        -----------
                           ASSETS
Current Assets
  Checking/Savings
    Community Bank . . . . . . . . . .       867.06
                                        -----------
  Total Checking/Savings . . . . . . .       867.06

  Accounts Receivable
    Accounts Receivable. . . . . . . .    22,589.59
  Total Accounts Receivable. . . . . .    22,589.59

  Fixed Assets
    Accumulated Deprecation. . . . . .   (81,412.00)
    Equipment. . . . . . . . . . . . .   101,690.34
  Total Fixed Assets . . . . . . . . .    20,278.34
                                        -----------

TOTAL ASSETS . . . . . . . . . . . . .    43,734.99
                                        ===========

                 LIABILITIES & EQUITY
Liabilities
  Current Liabilities
    Accounts Payable
      Accounts Payable . . . . . . . .    11,576.54
                                        -----------
    Total Accounts Payable . . . . . .    11,576.54

    Other Current Liabilities
      Note Payable Steel Dreams Event.    21,100.00
      Payroll Liabilities. . . . . . .    13,621.31
                                        -----------
    Total Current Liabilities. . . . .    34,721.31
                                        -----------

  Total Current Liabilities. . . . . .    46,297.85

  Paid in Capital (1)
    Loan From Shareholder Ken. . . . .   442,879.00
    Loan From Shareholder Mike . . . .   453,675.00
                                        -----------
  Total Long Term Liabilities. . . . .   896,554.00

Total Liabilities. . . . . . . . . . .   942,851.85

Equity
  Capital Stock. . . . . . . . . . . .     2,000.00
  Retained Earnings. . . . . . . . . .  (759,767.91)
  Net Income . . . . . . . . . . . . .  (141,348.95)
                                        -----------

Total Equity . . . . . . . . . . . . .  (899,116.86)
                                        -----------

TOTAL LIABILITES & EQUITY. . . . . . .    43,734.99
                                        ===========

(1)  Paid  in  capital  liability  not  assumed  by  purchaser





                     Steel  Dreams  TV
                      Profit  &  Loss
          January  1  through  November  13,  2003


                                      Jan 1 - Nov 13, 03
                                     -------------------
Ordinary Income/Expense
  Income
    Commercial Productions . . . . .               84.85
    Event Show Advertisement Revenue                0.00
    Show Advertisement Revenue . . .          160,836.00
                                      ------------------
  Total Income . . . . . . . . . . .          160,920.85

  Cost of Goods Sold
    Cost of Show Advertisement . . .           43,460.00
                                      ------------------
  Total COGS . . . . . . . . . . . .           43,460.00
                                      ------------------

Gross Profit . . . . . . . . . . . .          117,460.85

  Expenses
    advertising. . . . . . . . . . .            2,190.00
    bank service charges . . . . . .              134.00
    contract labor . . . . . . . . .           58,389.50
    credit card expense. . . . . . .           12,375.69
    equipment rental . . . . . . . .            1,550.00
    filing fee . . . . . . . . . . .               15.00
    insurance  . . . . . . . . . . .            1,101.50
    miscellaneous. . . . . . . . . .            7,015.00
    office exp . . . . . . . . . . .            1,761.63
    printing and reproduction. . . .            6,141.27
    production . . . . . . . . . . .            1,198.00
    professional fees
      Legal fees . . . . . . . . . .           13,500.00
                                      ------------------
    Total Professional fees. . . . .           13,500.00

    property tax . . . . . . . . . .            1,413.37
    reimbursement. . . . . . . . . .            2,757.90
    rent . . . . . . . . . . . . . .            3,304.23
    repairs
      Computer Repairs . . . . . . .            2,988.69
                                      ------------------
    Total Repairs. . . . . . . . . .            2,988.69

    Satellite feed . . . . . . . . .           14,865.91
    shipping . . . . . . . . . . . .              162.64
    stmf . . . . . . . . . . . . . .              250.00
    tv show syndication dist.. . . .           59,998.20
    tax prep . . . . . . . . . . . .              888.65
    taxes. . . . . . . . . . . . . .              753.01
    telephone. . . . . . . . . . . .            1,781.34
    travel & ent . . . . . . . . . .           59,488.58
    unemployment fund. . . . . . . .               19.92
    vehicle registration . . . . . .              157.87
    web site . . . . . . . . . . . .            1,649.90
                                      ------------------
  Total Expense. . . . . . . . . . .          255,809.80
                                      ------------------

  Net Ordinary Income  . . . . . . .         (136,348.95)

  Other Income/Expense
    Other Expense
      Other Expenses . . . . . . . .            3,000.00
                                      ------------------
    Total Other Expenses . . . . . .            3,000.00
                                      ------------------

  Net Other Income . . . . . . . . .           (3,000.00)
                                      ------------------

Net Income . . . . . . . . . . . . .         (141,348.95)
                                      ==================


          Steel  Dreams  Event  Corporation
                    Balance  Sheet
           As  of  November  13,  2003


                                      11/13/2003
                                      ----------
                    ASSETS
Current Assets
  Checking/Savings
    Community Bank . . . . . . . . .      125.30
                                      ----------
  Total Checking/Savings . . . . . .      125.30

  Other Current Assets
    Note Receivable-Steel Dreams TV    21,100.00
  Total Other Current Assets . . . .   21,100.00
                                      ----------

  Total Current Assets . . . . . . .   21,225.30
                                      ----------

TOTAL ASSETS . . . . . . . . . . . .   21,225.30
                                      ==========

    LIABILITIES & EQUITY
Equity
  Net Income . . . . . . . . . . . .   21,225.30
                                      ----------

Total Equity . . . . . . . . . . . .   21,225.30
                                      ----------

TOTAL LIABILITES & EQUITY. . . . . .   21,225.30
                                      ==========







             Steel  Dreams  Event  Corporation
                      Profit  &  Loss
          January  1  through  November  13,  2003


                                Jan 1 - Nov 13, 03
                                ------------------
Ordinary Income/Expense
  Income
    Sales Refreshments . . . .           28,128.00
    STMF 2003. . . . . . . . .           33,821.53
                                ------------------
  Total Income . . . . . . . .           61,949.53

  Cost of Goods Sold
    Cost of Sales-refreshments           16,168.20
                                ------------------
  Total COGS . . . . . . . . .           16,168.20
                                ------------------

Gross Profit . . . . . . . . .           45,781.33

  Expenses
    contract labor . . . . . .            7,900.00
    equipment rental . . . . .            9,626.70
    miscellaneous. . . . . . .               82.52
    refund for 2003 stmf . . .              250.00
    SD tv Advertisement. . . .                0.00
    telephone. . . . . . . . .            1,568.82
    travel & ent . . . . . . .            4,956.97
  Total Expense. . . . . . . .           24,565.01
                                ------------------

  Net Oridinary Income . . . .           21,216.32

  Other Income/Expense
    Other Expense
      Other Expenses . . . . .                8.98
                                ------------------
    Total Other Expenses . . .                8.98
                                ------------------

  Net Other Income . . . . . .                8.98
                                ------------------

Net Income . . . . . . . . . .           21,225.30
                                ==================